UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2016 (February 12, 2016)

L. B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 928-3417

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 12, 2016, L. B. Foster Company, a Pennsylvania corporation (the “Company”), entered into an agreement (the “Agreement”) with Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners Special Opportunities, L.P. II, Legion Partners Holdings, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Bradley S. Vizi, Christopher S. Kiper, and Raymond White (collectively, the “Investor Group”). As of the date of the Agreement, the Investor Group has represented to the Company that it is deemed to beneficially own shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), totaling, in the aggregate, 986,136 shares or approximately nine and six tenths percent (9.6%) of the Common Stock outstanding as of February 12, 2016.

Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) agreed to (i) increase the size of the Board from eight (8) to nine (9) members, effective February 12, 2016, (ii) appoint Mr. Vizi (the “New Director”) to the Board, effective February 12, 2016, for a term expiring at the Company’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”), (iii) appoint Mr. Vizi to the Compensation and Nomination and Governance Committees of the Board, (iv) nominate Mr. Vizi for election to the Board at the 2016 Annual Meeting, (v) not increase the size of the Board beyond nine (9) members during the Standstill Period (as defined below) without the consent of the New Director, and (vi) reimburse the Investor Group for reasonable legal fees and expenses as actually and reasonably incurred in connection with the 2016 Annual Meeting and the negotiation and execution of the Agreement in an amount not to exceed $20,000.00.

Under the terms of the Agreement, the Investor Group has agreed to certain standstill provisions with respect to the Investor Group’s actions with regard to the Company and the Common Stock for the duration of the Standstill Period which is defined in the Agreement as the period commencing on the date of the Agreement and ending ten (10) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations for consideration at the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) (as set forth in the advance notice provisions of the Company’s Amended and Restated Bylaws), provided, however, that if the Company notifies the Investor Group or the New Director in writing within thirty (30) calendar days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2017 Annual Meeting of the Company’s intention to nominate the New Director as a nominee for election to the Board at the 2017 Annual Meeting on the Company’s slate of director candidates, and the New Director consents to being nominated and is actually nominated by the Company for election to the Board at the 2017 Annual Meeting, the Standstill Period shall be the period commencing on the date of the Agreement and ending on the day that is ten (10) calendar days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2018 Annual Meeting of Shareholders.

Pursuant to the Agreement, the Investor Group has agreed that at the 2016 Annual Meeting, the 2017 Annual Meeting if the Standstill Period has not then expired, and at each special meeting of shareholders held prior to the expiration of the Standstill Period, the Investor Group will (i) appear at such shareholders’ meeting or otherwise cause all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates (as such terms are defined in Rule 12b-2 of the Exchange Act, as amended, the “Exchange Act”) to be counted as present thereat for purposes of establishing a quorum, (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates on the Company’s proxy card or voting instruction form in favor of (a) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (b) except in connection with any Opposition Matter (as defined below) or any ISS or Glass Lewis Voting Recommendation (as defined below), each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board, and (iii) not execute any proxy card or voting instruction form in respect of such shareholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board; provided, however, in the event that Institutional Shareholders Services (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to any proposal (other than the election of directors), each of the Investors shall be permitted to vote in accordance with the ISS or Glass Lewis voting recommendation (“ISS or Glass Lewis Voting Recommendation”) but, notwithstanding such recommendation, only on the proxy card and related voting instruction form being solicited by or on behalf of the Board even if ISS or Glass Lewis recommended that the Investors vote on another proxy card or voting instruction form. For purposes of the Agreement, “Opposition Matter” shall mean any of the following transactions or events, but only to the extent submitted by the Board to the Company’s stockholders for approval: the sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions; the sale or transfer of a majority of the outstanding shares of Common Stock (through a merger, stock purchase, or otherwise); any merger, consolidation, acquisition of control or other business combination; any tender or exchange offer; any dissolution, liquidation, or reorganization; any changes in the Company’s capital structure (including the issuance of more than 20% of the Company’s then outstanding shares of Common Stock); change in control transactions; or financings requiring approval by NASDAQ’s shareholder approval rules; in each case that has been approved by the Board but voted against by the New Director.

The foregoing description of the Agreement is qualified in its entirely by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On February 12, 2016, in connection with the execution of the Agreement, the Company also entered into a confidentiality agreement (the “Confidentiality Agreement”) with the Investor Group and two individuals employed by the Investor Group (collectively, the “Recipients”) permitting Mr. Vizi to disclose confidential information to the Recipients and legal advisors thereto during the Standstill Period but not at any time after the expiration of the Standstill Period, subject to the terms and conditions of the Confidentiality Agreement, which include, among other terms, standard provisions regarding the preservation of the confidentiality of information concerning the Company that is deemed under the Confidentiality Agreement to be confidential information.

The foregoing description of the Confidentiality Agreement is qualified in its entirely by reference to the full text of the Confidentiality Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2016, the Board voted to increase the size of the Board from eight to nine members, effective immediately. The Board also voted to elect Mr. Vizi as an independent director effective February 12, 2016, to fill the new position authorized by the Board. Concurrently with this addition to the Board, the Board approved a resolution providing that the size of the Board would automatically revert to eight members at the 2016 Annual Meeting effective as of the certification of the shareholder vote with respect to the 2016 Annual Meeting such that only eight directors would stand for election at the 2016 Annual Meeting. In addition, Mr. Vizi was appointed to serve as a member of each of the Company’s Compensation Committee and Nomination and Governance Committee.

The Board has determined that Mr. Vizi qualifies as an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Mr. Vizi’s compensation as a director will be consistent with that provided to the Company’s other non-management directors, which was described most recently on page 8 of the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on April 17, 2015. Mr. Vizi will also be eligible for a pro-rated portion of the annual director stock award and applicable Board fees based upon his service prior to the 2016 Annual Meeting.

The Company is not aware of any transaction involving Mr. Vizi requiring disclosure under Item 404(a) of Regulation S-K.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure

A copy of the press release issued by the Company on February 17, 2016 announcing Mr. Vizi’s appointment to the Board and the execution of the Agreement is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

(Referenced to Item 601 of Regulation S-K)

10.1	Agreement dated February 12, 2016, among L. B. Foster Company, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners Special Opportunities, L.P. II, Legion Partners Holdings, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Bradley S. Vizi, Christopher S. Kiper, and Raymond White

10.2	Confidentiality Agreement dated February 12, 2016, among L. B. Foster Company, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners Special Opportunities, L.P. II, Legion Partners Holdings, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Bradley S. Vizi, Christopher S. Kiper, Raymond White, David A. Katz, and Justin Albert

99.1	L. B. Foster Company Press Release issued February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date: February 17, 2016

/s/ Patrick J. Guinee
Name: Patrick J. Guinee
Title: Vice President, General Counsel & Corporate Secretary